Filed Pursuant to Rule 424(b)(5)	Registration No. 333-268960

The information in this preliminary prospectus supplement, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED APRIL 13, 2023

(to Prospectus Dated January 3, 2023)

       Shares of Common Stock

       Pre-Funded Warrants to purchase Common Stock

EzFill Holdings, Inc.

We are offering        shares of our common stock, par value $0.0001 per share, at an offering price of $        per share, pursuant to this prospectus supplement and the accompanying base prospectus.

We are also offering         pre-funded warrants (each a “Pre-funded Warrant”) to purchase         shares of our common stock, exercisable at an exercise price of $0.001 per share, to those purchasers whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering. The purchase price of each Pre-funded Warrant is equal to the price per share of common stock being sold to the public in this offering, minus $0.001. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full.

Our common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “EZFL.” On April 11, 2023, the last reported sale price of our common stock was $0.3059 per share. There is no established trading market for the Pre-funded Warrants and we do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $5,843,880 based on 12,986,400 outstanding shares of common stock held by non-affiliates and a per share price of $0.45, the closing price of our common stock on February 16, 2023 which is the highest closing sale price of our common stock within the prior 60 days. We have sold $26,601 of securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement. We are thus currently eligible to offer and sell up to an aggregate of approximately $1,921,359 of our common stock pursuant to General Instruction I.B.6 of Form S-3.

We are an emerging growth company and a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and future filings.

INVESTING IN OUR SECURITIES INVOLVES A VERY HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT AND INFORMATION INCLUDED AND INCORPORATED BY REFERENCE, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SPECIFIED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-funded Warrant	Total
Public offering price	$	$	$
Underwriting discount and commissions[1]
Proceeds, before expenses, to us	$	$	$

(1)	Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the public offering price payable to the underwriters. We refer you to “Underwriting” beginning on page S-13 for additional information regarding underwriters’ compensation.

We have granted a 45-day option to the representative of the underwriters to purchase up to        additional shares of common stock (and/or        pre-funded warrants in lieu thereof) solely to cover over-allotments, if any.

The underwriters expect to deliver the shares on or about       , 2023.

ThinkEquity

The date of this prospectus supplement is               , 2023

Table of Contents

Prospectus Supplement

Prospectus

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus relate to the offering of shares of our common stock and Pre-funded Warrants. Before purchasing any shares of our common stock or Pre-funded Warrants offered hereby, you should carefully read both this prospectus supplement and the accompanying base prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation by Reference.”

On December 22, 2022, we filed with the U.S. Securities and Exchange Commission (the SEC) a registration statement on Form S-3 (File No. 333-268960), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on January 3, 2023. Under the shelf registration process, we may offer and sell any combination of securities described in the accompanying prospectus in one or more offerings. The purpose of this prospectus supplement is to provide supplemental information regarding us in connection with this offering of common stock and Pre-funded Warrants.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and Pre-funded Warrants and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the base prospectus and this prospectus supplement. The second part, the accompanying base prospectus dated January 3, 2023, including the documents incorporated by reference therein, gives more general information, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference — the statement in the document having the later date modifies or supersedes the earlier statement. In particular, with respect to any information contained in this prospectus supplement, on the one hand, and information in the accompanying base prospectus or documents incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriter have authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus supplement or the accompanying base prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus is accurate only as of the date on its cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying base prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, or the accompanying base prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying base prospectus and under similar headings in other documents that are incorporated by reference into this prospectus supplement or the accompanying base prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “EzFill Holdings, Inc.,” “EzFill”, the “Company,” “we,” “us,” “our” or similar references to refer to EzFill Holdings, Inc. and our subsidiary.

S-1

SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement and the accompanying base prospectus or incorporated by reference into this prospectus supplement and the accompanying base prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference in their entirety, including “Risk Factors” included in this prospectus and incorporated by reference, “Cautionary Statement Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus, together with the additional information described under “Incorporation by Reference.”

Overview

EzFill is a leading app-based mobile-fueling company based in South Florida and the only company which provides fuel-delivery ‘on-demand’ or ‘in subscription’ to customers in three verticals – CONSUMER, COMMERCIAL and SPECIALTY. We are capitalizing on the ever-increasing trend in ‘at home’ or ‘at work’ delivery of products to enable this convenience in the $500B (according to market estimates) market segment of fueling services. We believe consumers and commerce’s pain points in the time, risk and costs of fueling at stations can be resolved by our on-demand and subscription-based fuel delivery services.

Our app-based interface provides customers the ability to select the time and location of their fueling needs, whether their service request is ‘on demand’ or structured within routine delivery schedules based on their fuel consumption patterns. We streamline our logistics and fuel purchasing with proprietary, backend software which manages customer accounts and mobilizes our fleet of approximately 40 delivery trucks. The Company plans to acquire additional trucks to the extent supported by business growth and available resources. We are able to achieve volume discounted truckloads of fuel at depots, with subsequent delivery of this fuel to customers at home, work or business locations using our team of trained and certified drivers. We have a strong foothold in the South Florida market and are currently the dominant player in the area. We have begun our expansion in major areas in Florida, including Orlando, Tampa and Jacksonville, with a plan to continue growing strategically in major metros and metropolitan statistical areas (“MSAs”) in Florida and other states.

We have begun to disrupt the gas station fueling model by providing consumers and businesses the convenience of gas fueling services brought directly to their locations. EzFill provides a safe, convenient and touch-free way for consumers to fuel their cars. For our commercial and specialty customers, at-site delivery of fuel during the down-times of their vehicles provides operators the benefit of beginning their daily operations with fully-fueled vehicles at cost-savings versus traditional fueling options.

On April 7, 2021, the Company entered into a Technology License Agreement with Fuel Butler LLC. Under the terms of the license, the Company issued 265,728 shares of its common stock to the licensor upon signing. The Company also issued 332,160 shares to the licensor in May 2021 upon the filing of a patent application related to the licensed technology. The Company also issued 186,010 shares to the licensor upon the Company’s IPO. The Company will issue up to 730,752 additional shares to the licensor upon the achievement of certain milestones. In addition, the Company has granted stock options for 531,456 shares at an exercise price of $3.76 per share that will become exercisable for three years after the end of the fiscal year in which certain sales levels are achieved using the licensed technology. The Company has the option for four years after the achievement of certain milestones to either acquire the technology or acquire the licensor for the purchase price of 1,062,913 of its common shares. Until the Company exercise one of these options, it will share with the licensor 50% of pre-revenue costs and 50% of the net revenue, as defined, from the use of the technology. The Company does not expect any significant revenue from this agreement in 2023. Fuel Butler has delivered a purported notice of termination of the Technology Agreement based on certain alleged breaches arising from our failure to issue equity securities to Fuel Butler. We have been in communications with Fuel Butler regarding the termination of the Technology Agreement and continue to believe that the Company is in compliance with the Technology Agreement and that the Technology Agreement continues to be in force. While we contest Fuel Butler’s claims of breach and contend that in fact Fuel Butler is in breach, we have communicated to Fuel Butler that we wish to terminate the Technology Agreement. We have sent a proposal to Fuel Butler whereby we will cease utilizing the Technology and Fuel Butler will return any shares it received under the Technology Agreement. However, to date, the Company has not had further communications with Fuel Butler regarding this matter. Currently, the Company does not expect to expand into the state of New York for the foreseeable future.

S-2

For the year ended December 31, 2022, the Company had a net loss of $17,505,765. At December 31, 2022, the Company had an accumulated deficit of $(34,845,161). The Company anticipates that it will continue to incur losses in future periods until the Company is successful in significantly increasing its revenues. We currently use approximately $0.6 to $0.8 million cash monthly in our operations and we believe that with the additional capital expected from this offering, we will have enough capital to fund our operations for 2-3 additional months.

Recent developments

As previously reported, on May 20, 2022, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Company’s common stock, par value $0.0001 per share), for the prior 30 consecutive business days, the Company no longer met the requirement to maintain a minimum bid price of $1 per share (the “Minimum Bid Price Requirement”), as set forth in Nasdaq Listing Rule 5450(a)(1).

On November 17, 2022, the Company received a letter from Nasdaq informing it that although the Company’s common stock has not regained compliance with the minimum $1.00 bid price per share requirement, the Staff has determined that the Company is eligible for an additional 180 calendar day period, or until May 15, 2023 to regain compliance. The Staff’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split ( the “Reverse Stock Split), if necessary.

If at any time before May 15, 2023, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of, subject to the Staff’s discretion, 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement.

The Company will continue to monitor the closing bid price of its Common Stock and will consider its available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement within the allotted compliance period. If the Company does not regain compliance within the allotted compliance period, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement. The share amounts set forth in this prospectus have not been adjusted to give effect to a Reverse Stock Split.

On December 21, 2022 (the “Record Date”), the Company obtained written consent from the holders of at least a majority of the issued and outstanding voting securities (the “Shareholders”) of EzFill Holdings, Inc. (the “Company”) approving (i) authorizing the Corporation to amend the Company’s Amended and Restated Certificated Incorporation to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1 for 5 and not more than 1 for 15 (the “Reverse Stock Split”) with the board having the discretion as to whether or not to effect the Reverse Stock Split and with the exact ratio of any Reverse Stock Split to be set at a whole number within the Reverse Stock Split Range determined by the board of the Company provided that if effected the Reverse Stock Split is effected within one year of the Record Date and (ii) authorizing the Board to amend the Company’s Amended and Restated Certificate of incorporation to (a) decrease the authorized shares of common stock that the Company is authorized to issue from 500,000,000 shares of common stock to 50,000,000 shares of common stock and (b) decrease the authorized shares of preferred stock that the Company is authorized to issue from 50,0000,000 shares of preferred to 5,000,000 shares of preferred stock (the “Authorized Share Decrease”) with the Board having the discretion as to whether or not the Authorized Share Decrease is to be effected, provided that if effected the Authorized Share Decrease is effected within one year this consent. The Reverse Stock Split and Authorized Share Decrease were unanimously approved by our Board of Directors (the “Board”) on December 21, 2022, subject to approval by the Shareholders, which was obtained as described above. The Board has discretion to implement the Reverse Stock Split and Authorized Share Decrease any time prior to December 21, 2023. There cannot be any assurance that the Reverse Stock Split and Authorized Share Decrease will be implemented. On the Record Date, there were 26,630,829 shares of common stock issued and outstanding and no shares of preferred stock were issued or outstanding. The Reverse Stock Split and Authorized Share Decrease were approved by the holders of 13,766,133 shares of the Company’s issued and outstanding common stock.

On April 4, 2023, we entered into a promissory note (the “Promissory Note”) with The Farkas Group, Inc. (the “Lender”). Michael Farkas is the beneficial owner of approximately 26% of the Company’s common stock and is the sole shareholder and President of the Lender.

The Promissory Note has a principal sum of $262,500 including original issue discount of $12,500 and matures on April 4, 2024 (the “Maturity Date”). The unpaid principal balance of the Promissory Note from time to time outstanding has a fixed rate of interest equal to 5% per annum for the first month and after the first month will begin to accrue interest on the entire balance at 13% per annum. All interest will accrue until the Maturity Date.

Unless the Promissory Note is otherwise accelerated, or extended in accordance with its terms and conditions, the entire outstanding principal balance of the Promissory Note plus all accrued interest shall be due and payable in full on the Maturity Date. Notwithstanding this, upon the Company completing a capital raise (debt or equity) of at least $750,000 the entire outstanding principal and interest shall be immediately due and payable. We expect to repay the Promissory Note from the proceeds of this offering. See “Use of Proceeds” for more information.

If the Company pays the amount due under the Promissory Note prior to April 4, 2024, the interest for the entire term shall be immediately due and payable: if paid prior to May 4, 2023, this will be calculated at 5% interest, if paid after May 4, 2023 this will be calculated at 13% interest.

S-3

Corporate Information

EzFill FL, LLC was established on July 27, 2016 in the state of Florida. The assets of EzFill, LLC were acquired as of April 9, 2019 by EzFill Holdings Inc. (formed in March of 2019) which purchased certain assets of EzFill FL LLC’s mobile fueling business. The business is headquartered in South Florida.

Our principal executive offices are located at 2999 NE 191st Street, Suite 500, Aventura, FL 33180, and our telephone number is 305-791-1169. Our website address is ezfl.com. Information contained on, or accessible through, our website is not a part of this prospectus supplement or the accompanying base prospectus.

Ezfl.com, EzFill, and other trade names, trademarks, or service marks of EzFill appearing in this prospectus are the property of EzFill. Trade names, trademarks, and service marks of other companies appearing in this prospectus are the property of their respective holders.

THE OFFERING

Shares of Common Stock Offered	shares of common stock

Pre-Funded Warrants Offered	Pre-funded Warrants to purchase up to shares of common stock.. This prospectus also relates to the offering of common stock issuable upon exercise of the Pre-funded Warrants.

Public Offering Price	$ per share of common stock ($ per Pre-Funded Warrant).

Shares of Common Stock Outstanding Prior to this Offering	26,804,616 shares of common stock

Shares of Common Stock Outstanding Following this Offering	shares of common stock, (assuming the full exercise if the Pre-Funded Warrants).

Use of Proceeds	We intend to use the net proceeds that we receive from this offering, to repay indebtedness and for general corporate purposes and working capital. See “Use of Proceeds” for additional information.

Nasdaq Capital Market Ticker Symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “EZFL.” There is no established trading market for the Pre-Funded Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Risk Factors	An investment in our common stock involves a high degree of risk. See the section entitled “Risk Factors” included in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, incorporated by reference herein, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our common stock.

The number of shares of our common stock to be outstanding after this offering is based on 26,804,616 shares of our common stock outstanding as of the date of this prospectus supplement, assumes the exercise of all Pre-funded Warrants, and excludes the following:

●	730,752 shares issuable to a licensor of technology upon the achievement of future milestones;
●	stock options held by a licensor of technology to purchase 531,456 shares of common stock at a weighted average exercise price of $3.76 per share based on the achievement of future revenue levels;
●	stock options outstanding to purchase 1,186,442 shares of common stock at a weighted average exercise price of $0.96 per share;
●	stock options outstanding to purchase 1,600,000 shares of common stock at prices ranging from $0.60 to $1.75 per share primarily upon the achievement of performance targets;
●	Investor and underwriter warrants to purchase 465,666 shares of common stock at an exercise price of $5.00;
●	875,095 unvested restricted shares;
●	543,140 shares reserved for future issuance under our 2022 Equity Incentive Plan; and
●	shares issuable upon exercise of the Representative Warrants (as defined below).

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of outstanding options or warrants.

S-4

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein may contain “forward-looking statements.” Forward-looking statements reflect our current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus supplement relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus supplement entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements.

S-5

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment in our common stock, you should carefully consider the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated herein by reference (other than, in each case, information furnished, rather than filed), as well as the information contained in this prospectus supplement and the accompanying base prospectus relating to this offering. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our common stock. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to This Offering

Our share price may be volatile and could decline substantially.

The market price of our common stock could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects. Many factors may cause the market price for our common stock to decline, including:

●	shortfalls in revenues, cash flows or continued losses from operations;

●	low fuel prices may also impact our profitability;

●	future climate change laws and regulations and the market response to these changes may negatively impact our operations;

●	local governments may make and enforce laws and regulations that ban mobile fuel delivery

●	the decline of the retail fuel market may impact our potential to get new customers.; and

●	unfavorable outcomes from litigation.

In addition, the stock market experiences extreme fluctuations in price and volume that particularly affect the market price of shares of companies like ours. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts, and our stock price could decline as a result. Declines in our stock price for any reason, as well as broad-based market fluctuations or fluctuations related to our financial results or other developments, may adversely affect your ability to sell your shares at a price equal to or above the price at which you purchased them. Decreases in the price of our common stock may also lead to de-listing of our common Stock.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. See “Use of Proceeds.” Our failure to apply these funds effectively could have a material adverse effect on our business, financial results, operating results and/or cash flow and could cause the price of our common stock to decline.

S-6

Additional financing or future equity issuances may result in future dilution to our stockholders.

We expect that we will need to raise additional funds in the future to finance our growth, our current and planned initiatives, and for other reasons. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest and the newly issued securities may have rights senior to those of the holders of our common stock. The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to fund additional interest expense. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully execute our business plan.

Because we do not currently intend to pay cash dividends on our common stock, stockholders will primarily benefit from an investment in our stock only if it appreciates in value.

We do not anticipate declaring or paying any cash dividends on our shares of common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends or non-cash dividends will be at the discretion of our board of directors and will depend on factors the board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any of our financing arrangements. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. After giving effect to the sale by us of (i)            shares of common stock at a price of $          per share and (ii)            Pre-funded Warrants at a price of             per Pre-funded Warrant, and after deducting commissions and estimated aggregate offering expenses payable by us and assuming full exercise of the Pre-funded Warrants, you will experience immediate dilution of $              per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2022 after giving effect to this offering and the assumed offering price. In addition, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding warrants, stock options and the vesting of outstanding restricted stock units may also result in further dilution of your investment. See the section entitled “Dilution” on page S-10 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

A Reverse Stock Split could result in a significant devaluation of the Company’s market capitalization and trading price of the common stock, and we cannot assure you that a Reverse Stock Split will increase our stock price and have the desired effect of increasing the market price of the common stock such that the market price of our common stock meets Nasdaq’s Minimum Bid Price Requirement.

The Company may effect a Reverse Stock Split to regain compliance with Nasdaq’s Minimum Bid Price Requirement. The Company’s Board expects that a Reverse Stock Split of the outstanding common stock will increase the market price of the common stock. However, the Company cannot be certain whether the Reverse Stock Split would lead to a sustained increase in the trading price or the trading market for the common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of the common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of pre-split shares of common stock outstanding before the Reverse Stock Split;

●	the Reverse Stock Split will result in a per share price that will attract brokers and investors, including institutional investors, who do not trade in lower priced securities;

●	the Reverse Stock Split will result in a per share price that will increase the Company’s ability to attract and retain employees and other service providers;

●	the market price per post-split share will be sufficient to satisfy the Minimum Bid Price Requirement and

●	the Reverse Stock Split will increase the trading market for the common stock, particularly if the stock price does not increase as a result of the reduction in the number of shares of common stock available in the public market.

The market price of the common stock will also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than what would occur in the absence of the Reverse Stock Split. Furthermore, the liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split and this could have an adverse effect on the price of the common stock. If the market price of the shares of common stock declines subsequent to the effectiveness of the Reverse Stock Split, this will detrimentally impact the Company’s market capitalization and the market value of the Company’s public float.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

The Reverse Stock Split may not help generate additional investor interest.

There can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

There is no established public trading market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop for the Pre-funded Warrants.

There is no established public trading market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-funded Warrants will be limited. Further, the existence of the Pre-funded Warrants may act to reduce both the trading volume and the trading price of our common stock.

The Pre-funded Warrants are speculative in nature.

Except as otherwise provided in the Pre-funded Warrants, until holders of Pre-Funded Warrants acquire our common stock upon exercise of the Pre-funded Warrants, holders of Pre-funded Warrants will have no rights with respect to our common stock underlying such Pre-funded Warrants. Upon exercise of the Pre-funded Warrants, the holders will be entitled to exercise the rights of a stockholder of our common stock only as to matters for which the record date occurs after the exercise date.

Moreover, following this offering, the market value of the Pre-funded Warrants is uncertain. There can be no assurance that the market price of our common stock will ever equal or exceed the price of the Pre-Funded Warrants, and, consequently, whether it will ever be profitable for investors to exercise their Pre-funded Warrants.

S-7

USE OF PROCEEDS

The net proceeds to us from the sale of our common stock and Pre-funded Warrants will be approximately $      million after deducting underwriting discounts and offering expenses payable by us. We currently intend to use the net proceeds from this offering for general corporate purposes and working capital, including the repayment of debt incurred pursuant to the Promissory Note issued to The Farkas Group, Inc., the proceeds of which were used for general corporate purposes and working capital. Our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital.

As of April 11, 2023, the amount outstanding under the Promissory Note, which matures on April 4, 2024, was $262,500. The unpaid principal balance of the Promissory Note from time to time outstanding has a fixed rate of interest equal to 5% per annum for the first month and after the first month will begin to accrue interest on the entire balance at 13% per annum.  If the Company pays the amount due under the Promissory Note prior to April 4, 2024, the interest for the entire term shall be immediately due and payable: if paid prior to May 4, 2023, this will be calculated at 5% interest, if paid after May 4, 2023 this will be calculated at 13% interest. Notwithstanding this, upon the Company completing a capital raise (debt or equity) of at least $750,000 the entire outstanding principal and interest for the one year term calculated as described above shall be immediately due and payable, which we expect to occur as a result of this offering.

DIVIDEND POLICY

We do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. If we decide to pay cash dividends in the future, the declaration and payment of such dividends will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service and capital requirements and other factors that our board of directors may deem relevant.

S-8

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2022:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale by us of shares of our common stock and Pre-funded Warrants at an assumed sales price of $ per share and $ per Pre-funded Warrant in this offering, after deducting underwriting fees and estimated offering expenses payable by us.

You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 which is incorporated by reference in this prospectus supplement and the accompanying base prospectus, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	As of December 31, 2022
	Actual	As Adjusted
		(unaudited)
Cash, cash equivalents and investment in debt securities	$4,186,875	$
Stockholders’ equity:
Preferred Stock, $0.0001 par value; 50,000,000 shares authorized; 0 shares issued and outstanding	-
Common stock, $0.0001 par value; 500,000,000 shares authorized; 26,685,392 shares issued and outstanding (actual); shares issued and outstanding (as-adjusted)	2,669
Additional paid-in capital	40,672,529
Accumulated other comprehensive loss	(44,590)		)
Accumulated deficit	(34,845,161)		)
Total shareholders’ equity	$5,785,447	$

The above table and discussion excludes the following:

●	730,752 shares issuable to a licensor of technology upon the achievement of future milestones;
●	stock options held by a licensor of technology to purchase 531,456 shares of common stock at a weighted average exercise price of $3.76 per share based on the achievement of future revenue levels;
●	stock options outstanding to purchase 1,186,442 shares of common stock at a weighted average exercise price of $0.96 per share;
●	stock options outstanding to purchase 1,600,000 shares of common stock at prices ranging from $0.60 to $1.75 per share primarily upon the achievement of performance targets;
●	Investor and underwriter warrants to purchase 465,666 shares of common stock at an exercise price of $5.00;
●	875,095 unvested restricted shares;
●	543,140 shares reserved for future issuance under our 2022 Equity Incentive Plan; and
●	shares issuable upon exercise of the Representative Warrants.

S-9

DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of December 31, 2022 was $5,785,447, or $0.31per share.

After giving effect to the adjustments described in the “Capitalization” section including the sale of our common stock and Pre-funded Warrants in this offering at an assumed offering price of $          per share and $          per Pre-funded Warrant, and after deducting underwriting fees and estimated aggregate offering expenses payable by us, on an as-adjusted basis assuming 26,490,424 outstanding common shares, consisting of shares outstanding as of December 31, 2022, our net tangible book value as of December 31, 2022 would have been approximately $          , or approximately $         per share of common stock. This represents an immediate increase in the net tangible book value of approximately $          per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $         per share to new investors.

The following table illustrates this per share dilution based on shares outstanding as of December 31, 2022:

Public offering price per common stock	$
Net tangible book value per common stock at December 31, 2022		$0.31
Increase in net tangible book value per common stock as a result of this offering	$
Pro Forma Net tangible book value per common stock as of December 31, 2022 after this offering	$
Dilution in net tangible book value per common share to new investors in this offering	$

The above table and discussion excludes the following:

●	730,752 shares issuable to a licensor of technology upon the achievement of future milestones;
●	stock options held by a licensor of technology to purchase 531,456 shares of common stock at a weighted average exercise price of $3.76 per share based on the achievement of future revenue levels;
●	stock options outstanding to purchase 1,186,442 shares of common stock at a weighted average exercise price of $0.96 per share;
●	stock options outstanding to purchase 1,600,000 shares of common stock at prices ranging from $0.60 to $1.75 per share primarily upon the achievement of performance targets;
●	Investor and underwriter warrants to purchase 465,666 shares of common stock at an exercise price of $5.00;
●	875,095 unvested restricted shares;
●	543,140 shares reserved for future issuance under our 2022 Equity Incentive Plan; and
●	shares issuable upon exercise of the Representative Warrants.

S-10

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of common stock and Pre-funded Warrants to purchase shares of our common stock. The following description of our shares of common stock and Pre-funded Warrants summarizes the material terms and provisions thereof, including the material terms of the shares of common stock and Pre-funded Warrants we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

For a description of the rights associated with the common stock, see “Description of Capital Stock” in the accompanying prospectus. Our commons is listed on The Nasdaq Capital Market under the symbol “EZFL”.

Pre-funded Warrants

The following summary of certain terms and provisions of the Pre-funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-funded Warrant, the form of which will be filed as an exhibit to our Current Report on Form 8-K. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrants.

Each Pre-funded Warrant will be sold in this offering at a purchase price equal to $         (equal to the purchase price per share of common stock sold in this offering, minus $0.001). The purpose of the Pre-funded Warrant is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-funded Warrants in lieu of our common stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-funded Warrants at such nominal price at a later date.

Exercise Price and Duration. The Pre-funded Warrants will have an exercise price of $0.001 per share. The Pre-funded Warrants are exercisable immediately upon issuance, and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Exercisability. The Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Pre-funded Warrant under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of common stock purchased upon such exercise.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a Pre-funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-funded Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the holder) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Transferability. Subject to applicable laws, the Pre-funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

S-11

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Pre-funded Warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

Trading Market. There is no established public trading market for the Pre-funded Warrants being issued in this offering, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-funded Warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Pre-funded Warrant.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-funded Warrants and generally including any reclassification, reorganization or recapitalization of our shares of common stock, the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding shares of common stock or more than 50% or more of the voting power of the common equity of the Company, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the Pre-funded Warrants will be entitled to receive upon exercise of the Pre-funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-funded Warrants immediately prior to such fundamental transaction.

Amendment and Waiver. The Pre-funded Warrants may be modified or amended or the provisions thereof waived with the written consent of our company and the respective holder.

S-12

UNDERWRITING

ThinkEquity LLC, is acting as the Representative of the underwriters of the offering. We have entered into an underwriting agreement dated , 2023 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of shares of common stock (and/or Pre-Funded Warrants in lieu thereof) at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement, the number of shares of common stock (and/or Pre-Funded Warrants in lieu thereof) listed next to its name in the following table:

Underwriter	Number of Shares of Common Stock	Number of Pre-Funded Warrants
ThinkEquity LLC

Total

The underwriters are committed to purchase all the shares of common stock (and/or Pre-Funded Warrants in lieu thereof)offered by the Company, other than those covered by the over-allotment option to purchase additional shares of common stock(and/or Pre-Funded Warrants in lieu thereof) described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares (and/or Pre-Funded Warrant in lieu thereof) offered by us in this prospectus are subject to various representations and warranties and other customary conditions specified in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares of common stock (and/or Pre-Funded Warrants in lieu thereof) subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the Representative an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus supplement, permits the underwriters to purchase up to an aggregate of additional shares of common stock (and/or Pre-Funded Warrants in lieu thereof) (equal to 15% of the total number of shares of common stock and Pre-Funded Warrants sold in this offering) at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of common stock (and/or Pre-Funded Warrants in lieu thereof) in proportion to their respective commitments set forth in the prior table.

Discounts, Commissions and Reimbursement

The representative has advised us that the underwriters propose to offer the shares of common stock (and/or Pre-Funded Warrants in lieu thereof) to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriters may offer securities to securities dealers at that price less a concession of not more than $                per share or Pre-Funded Warrant of which up to $                per share or Pre-Funded Warrant may be reallowed to other dealers. After the initial offering to the public, the public offering price and other selling terms may be changed by the representative.

S-13

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriters of their over-allotment option:

Total
	Per Share	Per Pre-Funded Warrant	Without Option	With Option
Public offering price	$	$	$	$
Underwriting discounts and commissions (7.5%)	$	$	$	$
Non-accountable expense allowance (1%)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

In addition, we have also agreed to pay the following expenses of the underwriters relating to the offering: (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $2,000 in the aggregate; (b) all filing fees and communication expenses associated with the review of this offering by FINRA; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriter, including the reasonable fees and expenses of the underwriter’s blue sky counsel; (d) $29,500 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (e) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones not to exceed $3,000, (f) the fees and expenses of the representatives’ legal counsel incurred in connection with this offering in an amount up to $125,000; (g) $10,000 for data services; (h) up to $10,000 of the representative’s actual accountable road show expenses for the offering and (i) up to $20,000 of ThinkEquity’s market making and trading, and clearing firm settlement expenses for the Offering.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $ .

Representative Warrants

Upon the closing of this offering, we have agreed to issue to the representative warrants, or the Representative’s Warrants, to purchase a number of shares of common stock equal to 5% of the total number of shares (and/or Pre-Funded Warrants in lieu thereof) sold in this public offering. The Representative’s Warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per share of common stock sold in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one half year period commencing six months from the effective date of the registration statement related to this offering. The Representative’s Warrants also provide for one demand registration right of the shares underlying the Representative’s Warrants, and unlimited “piggyback” registration rights with respect to the registration of the shares of common stock underlying the Representative’s Warrants and customary antidilution provisions. The demand registration right provided will not be greater than five years from the date of the underwriting agreement related to this offering in compliance with FINRA Rule 5110(f)(2)(G). The piggyback registration right provided will not be greater than seven years from the date of the underwriting agreement related to this offering in compliance with FINRA Rule 5110(f)(2)(G).

The Representative’s Warrants and the shares of common stock underlying the Representative’s Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days from the effective date of the registration statement. Additionally, the Representative’s Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of the Representative’s Warrants and the shares of common stock underlying such Representative’s Warrants in the event of recapitalization, merger, stock split or other structural transaction, or a future financing undertaken by us.

S-14

Pricing of the Offering

The public offering price was determined by negotiations among us and the Representative. In addition to prevailing market conditions, among the factors considered in determining the public offering price of our common stock (and/or Pre-Funded Warrants in lieu thereof) were:

●	the information included in this prospectus and otherwise available to the Representative;
●	our historical performance;
●	estimates of our business potential and our earnings prospects;
●	an assessment of our management;
●	and the consideration of the above factors in relation to market valuation of companies in related businesses.

Our common stock was listed on the Nasdaq Capital Market on September 15, 2022 under the symbol “EZFL”. There has been a limited trading market in our common stock. An active trading market for the shares of our common stock may not develop. It is also possible that the shares will not trade in the public market at or above the public offering price following the closing of this offering.

Right of First Refusal

Until                   , 2024 (twelve (12) months from the date of the underwriting agreement) the representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the representative sole discretion, for each and every future public and private equity and debt offerings for the Company, or any successor to or any subsidiary of the Company, including all equity linked financings, on terms customary to the Representative. The Representative shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. The Representative will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee.

Lock-Up Agreements

The Company and all of its directors and officers have agreed for a period of six months after the date of this prospectus, without the prior written consent of the Representative, not to directly or indirectly:

●	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, subject to certain exceptions regarding obligations in existence on the date of this prospectus; or
●	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock; or
●	complete any offering of debt securities of the Company, other than entering into a line of credit, term loan arrangement or other debt instrument with a traditional bank; or
●	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

In addition, for a period of 12 months after the date of the underwriting agreement, the Company will not directly or indirectly enter into an agreement to engage in any “at-the-market”, continuous equity or variable rate transaction without the prior written consent of the Representative.

S-15

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities of common stock or preventing or retarding a decline in the market price of our securities of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

S-16

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);
●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or
●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

S-17

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ—$$—Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and
●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

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Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

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Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such securities, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

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LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed on for us by Sichenzia Ross Ference LLP New York, New York. Certain legal matters in connection with this offering will be passed on for the underwriters by Loeb & Loeb LLP, New York, New York.

EXPERTS

The financial statements of the Company as of December 31, 2022 and 2021, incorporated in this prospectus supplement and the accompanying base prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file, electronically, with the SEC, annual, quarterly and current reports, proxy statements, information statements, and other information. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.Ezfl.com, as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on, or (other than our SEC filings) that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, with respect to the common stock that we will offer. This prospectus supplement and the accompanying base prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the common stock we may offer. Statements we make in this prospectus supplement and the accompanying base prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge at the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus, except for any information that is superseded by information that is included directly in this document.

S-21

We are incorporating by reference in this prospectus the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended December 31, 2022 (our “Annual Report”), filed with the SEC on March 20, 2023.

●	Our Current Reports on Form 8-K filed with the SEC on April 10, 2023, March 29, 2023, February 17, 2023; February 16, 2023; January 27, 2023; January 25, 2023; January 12, 2023 and January 10, 2023.

●	The description of our Common Stock in our Registration Statement on Form S-1/A filed with the Commission on August 20, 2021.

Whenever after the date of filing the registration statement of which this prospectus supplement and the accompanying base prospectus are a part, and until all of the securities to which this prospectus supplement relates have been sold or the offering is otherwise terminated, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus supplement from the time they are filed. Any statements made in this prospectus supplement or the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Nothing in this prospectus supplement will be deemed to incorporate information furnished by us on Form 8-K that under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement, but not delivered with the prospectus supplement, upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to our principal executive offices at the following address:

EzFill Holdings, Inc.

2999 NE 191St Street

Aventura, Florida 33180

305-791-1169

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SUBJECT TO COMPLETION, DATED DECEMBER 22, 2022

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

From time to time, we may offer and sell up to $100,00,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “EZFL”. On December 20, 2022, the last reported sale price of our common stock was $[__] per share. The applicable prospectus supplement will contain information, where applicable, as to the listing of any other securities covered by the prospectus supplement other than our common stock on Nasdaq or any other securities exchange.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

As of December 20, 2022, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, was approximately $5.3 million, based on 26,630,829 shares of outstanding common stock, of which approximately 12,838,123 shares were held by non-affiliates, and a closing sale price of our common stock of $0.41 on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 7 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 3, 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “EzFill Holdings, Inc.,” “EzFill”, the “Company,” “we,” “us,” “our” or similar references to refer to EzFill Holdings, Inc. and our subsidiary.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements.

ABOUT EZFILL

EzFill is a leading app-based mobile-fueling company based in South Florida and the only company which provides fuel-delivery ‘on-demand’ or ‘in subscription’ to customers in three verticals – CONSUMER, COMMERCIAL and SPECIALTY. We are capitalizing on the ever-increasing trend in ‘at home’ or ‘at work’ delivery of products to enable this convenience in the $500 B (according to market estimates) market segment of fueling services. We believe consumers’ and commerce’s pain points in the time, risk and costs of fueling at stations can be resolved by our on-demand and subscription-based mobile fuel delivery services.

Our app-based interface provides customers the ability to select the time and location of their fueling needs, whether their service request is ‘on demand’ or structured within routine delivery schedules based on their fuel consumption patterns. We streamline our logistics with proprietary, backend software which manages customer accounts and mobilizes our fleet of approximately 40 delivery trucks. The Company plans to acquire additional trucks to the extent supported by business growth. We deliver fuel to customers at home, work or business locations using our team of trained and certified drivers. We have a strong foothold in the South Florida market and are currently the dominant player in the area. We have begun our expansion in major areas in Florida, including Orlando, Tampa and Jacksonville, with a plan to continue growing strategically in major metropolitan areas in Florida and other states.

We have begun to disrupt the gas station fueling model by providing consumers and businesses the convenience of gas fueling services brought directly to their locations. EzFill provides a safe, convenient and touch-free way for consumers to fuel their cars. For our commercial customers, at-site delivery of fuel during the down-times of their vehicles provides operators the benefit of beginning their daily operations with fully-fueled vehicles at cost-savings versus traditional fueling options. Our specialty vertical includes marinas, individual boat owners, construction sites, heavy machinery, generators and reserve tanks. The Company generally does not have any long-term agreements with its customers. Customer agreements are generally cancelable at any time by either party and as such there cannot be any assurance that any customer will continue to use the Company’s services.

4

On April 7, 2021, the Company entered into a Technology License Agreement with Fuel Butler LLC. Under the terms of the license, the Company issued 265,728 shares of its common stock to the licensor upon signing. The Company also issued 332,160 shares to the licensor in May 2021 upon the filing of a patent application related to the licensed technology. The Company also issued 186,010 shares to the licensor upon the Company’s IPO. The Company will issue up to 730,752 additional shares to the licensor upon the achievement of certain milestones. In addition, the Company has granted stock options for 531,456 shares at an exercise price of $3.76 per share that will become exercisable for three years after the end of the fiscal year in which certain sales levels are achieved using the licensed technology. The Company has the option for four years after the achievement of certain milestones to either acquire the technology or acquire the licensor for the purchase price of 1,062,913 of its common shares. Until the Company exercise one of these options, it will share with the licensor 50% of pre-revenue costs and 50% of the net revenue, as defined, from the use of the technology. The Company does not expect any significant revenue from this agreement until at least 2023. Under the Technology Agreement, the Company licenses proprietary technology that it believes will enable the Company to expand its services into certain other markets. To this end, the Company believes this technology will allow it to provide its fuel service in high density areas like New York City. Fuel Butler has delivered a purported notice of termination of the Technology Agreement based on certain alleged breaches arising from our failure to issue equity securities to Fuel Butler. We have been in communications with Fuel Butler regarding the termination of the Technology Agreement and continue to believe that the Company is in compliance with the Technology Agreement and that the Technology Agreement continues to be in force. While we contest Fuel Butler’s claims of breach and contend that in fact Fuel Butler is in breach, we have communicated to Fuel Butler that we wish to terminate the Technology Agreement. We have sent a proposal to Fuel Butler whereby we will cease utilizing the Technology and Fuel Butler will return any shares it received under the Technology Agreement. The ongoing issues surrounding the Technology Agreement may delay our expansion into the state of New York. However, to date, the Company has not had further communications with Fuel Butler regarding this matter. Currently, the Company does not expect to expand into the state of New York for the foreseeable future.

For the year ended December 31, 2021, the Company had a net loss of $9,383,397. At December 31, 2021, the Company had an accumulated deficit of $17,339,396. For the nine months ended September 30, 2022, the Company had a net loss of $11,215,589. At September 30, 2022, the Company had an accumulated deficit of $28,554,985. The Company anticipates that it will continue to incur losses in future periods until the Company is successful in significantly increasing its revenues.

Recent developments

As previously reported, on May 20, 2022, the “Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for the prior 30 consecutive business days, the Company no longer met the requirement to maintain a minimum bid price of $1 per share (the “Minimum Bid Price Requirement”), as set forth in Nasdaq Listing Rule 5450(a)(1).

On November 17, 2022, the Company received a letter from Nasdaq informing it that although the Company’s common stock has not regained compliance with the minimum $1.00 bid price per share requirement, the Staff has determined that the Company is eligible for an additional 180 calendar day period, or until May 15, 2023 to regain compliance. The Staff’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split ( the “Reverse Stock Split), if necessary.

If at any time before May 15, 2023, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of, subject to the Staff’s discretion, 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement.

5

The Company will continue to monitor the closing bid price of its Common Stock and will consider its available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement within the allotted compliance period. If the Company does not regain compliance within the allotted compliance period, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement. The share amounts set forth in this prospectus have not been adjusted to give effect to a Reverse Stock Split.

On December 21, 2022 (the “Record Date”), the Company obtained written consent from the holders of at least a majority of the issued and outstanding voting securities (the “Shareholders”) of EzFill Holdings, Inc. (the “Company”) approving (i) authorizing the Corporation to amend the Company’s Amended and Restated Certificated Incorporation to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1 for 5 and not more than 1 for 15 (the “Reverse Stock Split”) with the board having the discretion as to whether or not to effect the Reverse Stock Split and with the exact ratio of any Reverse Stock Split to be set at a whole number within the Reverse Stock Split Range determined by the board of the Company provided that if effected the Reverse Stok Split is effected within one year of the Record Date and (ii) authorizing the Board to amend the Company’s Amended and Restated Certificate of incorporation to (a) decrease the authorized shares of common stock that the Company is authorized to issue from 500,000,000 shares of common stock to 50,000,000 shares of common stock and (b) decrease the authorized shares of preferred stock that the Company is authorized to issue from 50,0000,000 shares of preferred to 5,000,000 shares of preferred stock (the “Authorized Share Decrease”) with the Board having the discretion as to whether or not the Authorized Share Decrease is to be effected, provided that if effected the Authorized Share Decrease is effected within one year this consent. The Reverse Stock Split and Authorized Share Decrease were unanimously approved by our Board of Directors (the “Board”) on December 21, 2022, subject to approval by the Shareholders, which was obtained as described above. The Board has discretion to implement the Reverse Stock Split and Authorized Share Decrease any time prior to December 21, 2023. There cannot be any assurance that the Reverse Stock Split and Authorized Share Decrease will be implemented.

On the Record Date, there were 26,630,829 shares of common stock issued and outstanding and no shares of preferred stock were issued or outstanding. The Reverse Stock Split and Authorized Share Decrease were approved by the holders of 13,766,133 shares of the Company’s issued and outstanding common stock.

Corporate Information

EzFill FL, LLC was established on July 27, 2016 in the state of Florida. The assets of EzFill, LLC were acquired as of April 9, 2019 by EzFill, Holdings Inc. (formed in March of 2019) which purchased certain assets of EzFill FL LLC’s mobile fueling business. The business is headquartered in South Florida.

Our principal executive offices are located at 2999 NE 191st Street, Suite 500, Aventura, FL 33180, and our telephone number is 305-791-1169. Our website address is ezfl.com. Information contained on, or accessible through, our website is not a part of this Annual Report on Form 10-K.

Ezfl.com, EzFill, and other trade names, trademarks, or service marks of EzFill appearing in this prospectus are the property of EzFill. Trade names, trademarks, and service marks of other companies appearing in this prospectus

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus. Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”. Additionally, we are also subject to the following risk factors.

Our License Agreement with Fuel Butler may be terminated and as such our expansion plans into the state of New York may be delayed

On April 7, 2021, the Company entered into a Technology License Agreement with Fuel Butler LLC (“Technology Agreement”). Under the Technology Agreement, the Company licensed proprietary technology that the Company believes will allow the Company to provide its fuel service in high density areas like New York City. Fuel Butler has delivered a purported notice of termination of the Technology Agreement based on certain alleged breaches arising from our failure to issue equity securities to Fuel Butler. We have been in communications with Fuel Butler regarding the termination of the Technology Agreement and continue to believe that the Company is in compliance with the Technology Agreement and that the Technology Agreement continues to be in force. While we contest Fuel Butler’s claims of breach and contend that in fact Fuel Butler is in breach, we have communicated to Fuel Butler that we wish to terminate the Technology Agreement. We have sent a proposal to Fuel Butler whereby we will cease utilizing the Technology and Fuel Butler will return any shares it received under the Technology Agreement. The ongoing issues surrounding the Technology Agreement may delay our expansion into the state of New York. However, to date, the Company has not had further communications with Fuel Butler regarding this matter. Currently, the Company does not expect to expand into the state of New York for the foreseeable future.

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

As previously reported, on May 20, 2022, the “Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for the prior 30 consecutive business days, the Company no longer met the requirement to maintain a minimum bid price of $1 per share (the “Minimum Bid Price Requirement”), as set forth in Nasdaq Listing Rule 5450(a)(1).

On November 17, 2022, the Company received a letter from Nasdaq informing it that although the Company’s common stock has not regained compliance with the minimum $1.00 bid price per share requirement, the Staff has determined that the Company is eligible for an additional 180 calendar day period, or until May 15, 2023 to regain compliance. The Staff’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If at any time before May 15, 2023, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of, subject to the Staff’s discretion, 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement.

The Company will continue to monitor the closing bid price of its Common Stock and will consider its available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement within the allotted compliance period. If the Company does not regain compliance within the allotted compliance period, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement.

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If the Company fails to regain compliance with Nasdaq’s Listing Rules, we could be subject to suspension and delisting proceedings. If our securities lose their status on The NASDAQ Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

A Reverse Stock Split could result in a significant devaluation of the Company’s market capitalization and trading price of the Common Stock, and we cannot assure you that the a Reverse Stock Split will increase our stock price and have the desired effect of increasing the market price of the Common Stock such that the market price of our Common Stock meets Nasdaq’s Minimum Bid Price Requirement.

The Company may effect a reverse stock split (the “Reverse Stock Split”) to regain compliance with the Minimum Bid Price Requirement. The Company’s Board expects that a Reverse Stock Split of the outstanding Common Stock will increase the market price of the Common Stock. However, the Company cannot be certain whether the Reverse Stock Split would lead to a sustained increase in the trading price or the trading market for the Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of pre-split shares of Common Stock outstanding before the Reverse Stock Split;

●	the Reverse Stock Split will result in a per share price that will attract brokers and investors, including institutional investors, who do not trade in lower priced securities;

●	the Reverse Stock Split will result in a per share price that will increase the Company’s ability to attract and retain employees and other service providers;

●	the market price per post-split share will be sufficient to satisfy the Minimum Bid Price Requirement and

●	the Reverse Stock Split will increase the trading market for the common Stock, particularly if the stock price does not increase as a result of the reduction in the number of shares of Common Stock available in the public market.

The market price of the Common Stock will also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than what would occur in the absence of the Reverse Stock Split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split and this could have an adverse effect on the price of the Common Stock. If the market price of the shares of Common Stock declines subsequent to the effectiveness of the Reverse Stock Split, this will detrimentally impact the Company’s market capitalization and the market value of the Company’s public float.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

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The Reverse Stock Split may not help generate additional investor interest.

There can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve.

We are dependent on one large customer for a significant portion of our revenue

For the year ended December 31, 2021 and nine months ended September 30, 2022, the Company had one customer that made up 58% and 37% of revenue, respectively. The loss of this customer could have a material negative impact on our future revenues and results.

Loss of a major customer could result in a decrease in our future sales and earnings.

In any given quarter or year, sales of our products may be concentrated in a few major customers. We anticipate that a limited number of customers in any given period may account for a substantial portion of our total net revenue for the foreseeable future. The business risks associated with this concentration, including increased credit risks for these and other customers and the possibility of related bad debt write-offs, could negatively affect our margins and profits. Additionally, the Company generally does not have any long-term agreements with its customers. Customer agreements are generally cancelable at any time by either party and as such there cannot be any assurance that any customer will continue to use the Company’s services. The loss of a major customer, whether through competition or consolidation, or a termination in sales to any major customer, could result in a decrease of our future sales and earnings.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.

DESCRIPTION OF capital stock

Common Stock

We are authorized to issue five hundred million (500,000,000) shares of common stock, par value $.0001 per share. As of October 31, 2022, 26,490,424 shares of our common stock were outstanding and held by stockholders of record.

Voting rights

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights.

Dividend rights

Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock.

Rights upon liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable.

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Other rights

Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “EZFL”.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for our common stock is Worldwide Stock Transfer. The transfer agent and registrar’s address is One University Plaza, Suite 505, Hackensack, NJ 07601.

Preferred Stock

We are authorized to issue up to 50 million (50,000,000) shares of preferred stock, par value $.0001 per share, all of which shares of preferred stock will be undesignated

Our board of directors will have the authority, without further action by our stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change-in-control of the Company.

We do not have preferred stock outstanding.

Amendments of our Bylaws

The Board of Directors is expressly empowered to adopt, amend or repeal our Bylaws. Any adoption, amendment or repeal of our Bylaws shall require the approval of a majority of the authorized number of directors. Our stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by our Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Our shareholders do not have any registration rights.

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Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units

●	a description of provisions for the payment, settlement, transfer or exchange of units

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

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Delayed Delivery Contracts

If the supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the OTC Pink or other market on which are shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The financial statements of the Company appearing elsewhere in this prospectus have been included herein in reliance upon the report of M&K CPAS, PLLC an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of M&K CPAS, PLLC experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.Ezfl.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2021 (our “Annual Report”), filed with the SEC on March 9, 2022.

●	Our Quarterly Reports on Form 10-Q for the three months ended September 30, 2022, June 30, 2022, and March 31, 2022 (our “Quarterly Reports”), filed with the SEC.

●	Our Current Reports on Form 8-K filed with the SEC on December 22, 2022, December 15, 2022, November 18, 2022; November 8, 2022; August 12, 2022; June 7, 2022; June 3, 2022; May 20, 2022; May 13, 2022; March 15, 2022; March 3, 2022; February 3, 2022; January 26, 2022; and January 18, 2022.

●	The description of our Common Stock in our Registration Statement on Form S-1/A filed with the Commission on August 20, 2021.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

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Shares of Common Stock

Pre-Funded Warrants to purchase Common Stock

EzFill Holdings, Inc.

PROSPECTUS SUPPLEMENT

ThinkEquity

__, 2023